Exhibit 99.1

Social Life Network Up Listing to the OTCQB - The Venture Market

LOS ANGELES, CA, June 3, 2021 - Social Life Network, Inc. (OTC: WDLF) announces today that it has received a final review from the OTC Markets, on its up-listing application to move the company from trading on the OTC Pink to the OTCQB (The Venture Market).

The Eligibility Requirements for an existing public company to begin trading on the OTCQB can be found at https://www.otcmarkets.com/corporate-services/get-started/otcqb

With Social Life Network up listing to the OTCQB, Investors who have access to data on 11,000+ securities through multiple channels including Bloomberg, REDI Technologies and Thomson Reuters, will have access to Social Life Network as well.

“The up listing from the OTC Pink to the OTCQB will bring greater visibility to our company and increase the accessibility of our shares to a much larger audience of retail shareholders” noted Social Life Network CEO, Ken Tapp. We have been notified this afternoon that our company has completed the application review by the OTC Markets, needed to up list to the OTCQB, however due to the minimum bid price test of $0.01 dropping below and posting a closing price of under $0.01 on June 2nd, the thirty-day requirement for closing above this amount will require a reset of that clock”, added Tapp.

The closing share price on June 2nd was $0.0095, just $0.0005 below the thirty-day requirement.

The Company’s attorneys have been instructed to open an investigation into the precipitous drop in the Company’s stock price and to determine whether such drop is due to investor impatience, intentional market manipulation by certain market makers, or from recently exercised warrants flooding the markets with newly issued stock. The Company reports that it has just hired an outside expert analyst that has spent over 40 years in securities analysis to work with the Company’s attorneys in getting to the bottom of this as well as other stock related issues.

About Social Life Network, Inc.

Social Life Network is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech start-ups with seed technology development, legal and executive leadership, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network user-ship. Our seed technology is an artificial intelligence (“AI”) powered social network and Ecommerce platform that leverages blockchain technology to increase speed, security and accuracy on the niche social networks that we license to the companies in our TBI. Since the launch of the company in January of 2013, the Company has launched niche industry social networks to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, auto racing, travel, hunting, fishing and camping. The Company operates in part, like a publicly traded tech incubator, and retains ownership in each licensee through stock and options ownership when they reach a contracted user ship growth, outlined in their licensing contracts. This allows the Company to minimize its expenses and exposure to failed startups licensees that use its platform.

For more information, visit our website @ www.SocialNetwork.ai

Watch our latest shareholder update podcasts @ www.SocialNetwork.ai/podcast

SAFE HARBOR & DISCLAIMER

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of Social Life Network, Inc. All information presented herein with respect to the existing business and the historical operating results of Social Life Network (“the Company”) and estimates and projections as to future operations are based on materials prepared by the management of the Company and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, the Company reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. Nothing contained herein is or should be relied upon as a promise or representation as to the future. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

Todd Markey
Investor Relations
Social Life Network, Inc.
ir@socialnetwork.ai
1-855-933-3277